Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Bitfarms Ltd. (the Company) of our report dated March 20, 2023, relating to the consolidated financial statements, which appears in Exhibit 99.2 to the Company’s Annual Report on Form 40-F.

We also consent to reference to us under the heading “Experts,” which appears in the Annual Information Form included in Exhibit 99.1 of the Company’s Annual Report on Form 40-F, which is incorporated by reference in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Canada

June 28, 2023

PricewaterhouseCoopers LLP

PwC Centre, 354 Davis Road, Suite 600, Oakville, Ontario, Canada L6J 0C5

T: +1 905 815 6300, F: +1 905 815 6499, ca_oakville_main_fax@pwc.com, www.pwc.com/ca